UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 10, 2013

METROCORP BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	000-25141	76-0579161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9600 Bellaire Boulevard, Suite 252 Houston, Texas 77036 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (713) 776-3876

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company was held on May 10, 2013. A total of 16,582,171 shares of the Company’s common stock were present or represented by proxy at the meeting, representing approximately 88.55% of all the votes entitled to be cast at the Annual Meeting. The matters submitted for a vote and the related results are as follows:

Proposal 1 – Election of four nominees to serve as Class III directors until the Company’s 2016 annual meeting of shareholders, and each until their successors are duly elected and qualified or until their earlier resignation or removal. The results of the votes taken were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Krishnan Balasubramanian	12,533,251	543,416	3,505,504
Saishi Frank Li	12,533,701	542,966	3,505,504
Charles L. Roff	12,699,020	377,647	3,505,504
Joe Ting	11,594,426	1,482,241	3,505,504

Proposal 2 – Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,566,788	13,150	2,233	-

Proposal 3 – Consideration and approval of an advisory (non-binding) resolution approving the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,797,841	208,298	70,528	3,505,504

Proposal 4 – Consideration and approval of an advisory (non-binding) resolution approving the frequency of future votes regarding the compensation of the Company’s named executive officers.

Votes For 1 Year	Votes for 2 Years	Votes for 3 Years	Abstentions
12,376,704	65,630	629,100	5,233

Pursuant to the foregoing votes, the four Class III nominees were elected to serve on the Company’s Board of Directors, Proposals 2 and 3 were approved and the shareholders selected, on a non-binding, advisory basis, an annual frequency for the shareholder vote on the compensation of the Company’s named executive officers in Proposal 4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROCORP BANCSHARES, INC. (Registrant)

Dated: May 13, 2013	By:	/s/ George M. Lee
George M. Lee Co-Chairman, President and Chief Executive Officer